EXHIBIT 23
CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of The Peoples BancTrust Company, Inc. on Form S-3 (File No. 33-60935) and Form S-8 (File No. 333-43363 and File No. 333-77109) of our report dated February 28, 2002, on our audits of the consolidated financial statements of The Peoples BancTrust Company, Inc. as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 which report is incorporated by reference in this Annual Report on Form 10-K.

/s/    PricewaterhouseCoopers LLP

Birmingham, Alabama
March 27, 2002